    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999

                                                   REGISTRATION NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                        PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    59-3212788
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

  601 CLEARWATER PARK ROAD, WEST PALM BEACH, FLORIDA         33401
        (Address of Principal Executive Office)            (Zip Code)


                        PAXSON COMMUNICATIONS CORPORATION
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               -------------------

                            ANTHONY L. MORRISON, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                     (Name and address of agent for service)

                                 (561) 659-4122
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                               DAVID L. PERRY, JR.
                              HOLLAND & KNIGHT LLP
                       625 NORTH FLAGLER DRIVE, SUITE 700
                         WEST PALM BEACH, FLORIDA 33401

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED              PROPOSED
            TITLE OF                        AMOUNT                  MAXIMUM               MAXIMUM              AMOUNT OF
           SECURITIES                       TO BE               OFFERING PRICE           AGGREGATE           REGISTRATION
        TO BE REGISTERED                REGISTERED(1)              PER UNIT*          OFFERING PRICE*             FEE
-------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value
 $.001 per share..................     7,200,000 shares            $8.09625             $64,125,000             $17,827
-------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the Plan or the agreement pursuant to which such shares are issued.

* Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of Class A Common Stock of the registrant as reported on the American Stock Exchange on February 17, 1999.


================================================================================

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Paxson Communications Corporation, a Delaware corporation, are incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

      (b)    (i)  The Registrant's Quarterly Reports on Form 10-Q for the
                  quarters ended March 31, June 30 and September 30, 1998;

            (ii) The Registrant's Current Reports on Form 8-K dated March 6 and June 5, 1998;

      (c) The description of the Registrant's Class A Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 30, 1995, file number 1-13452; and

      (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of the directors of the Company to the Company or its stockholders, except for liabilities related to breach of the duty of loyalty, actions not in good faith, and certain other liabilities.

         As permitted by Section 145 of the Delaware General Corporation Law, the Company's bylaws provide for the indemnification of its directors, officers, employees, and agents against expenses actually and reasonably incurred in connection with certain stated proceedings and under certain stated conditions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

            4.1   Certificate of Incorporation of the Registrant (1)

            4.2   Bylaws of the Registrant (2)

            4.3 Form of Stock Certificate for the Class A Common Stock of the Registrant (3)

            4.4   Paxson Communications Corporation 1998 Stock Incentive Plan
                  (4)

            5.1   Opinion of Holland & Knight LLP


            23.1  Consent of Holland & Knight LLP (included in Exhibit 5.1)

            23.2  Consent of PricewaterhouseCoopers LLP

            24.1  Powers of Attorney (included on signature page)

-----------------------

(1) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

(2) Filed with the Registrant's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.

(3) Filed with the Registrant's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.

(4) Filed with the Registrant's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration Number 333-59641 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on February 18, 1999.

                                   PAXSON COMMUNICATIONS CORPORATION



                                   By: /s/ Jeffrey Sagansky
                                       -------------------------------------
                                       Jeffrey Sagansky
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURES                                  TITLE                                       DATE
         ----------                                  -----                                       ----



/s/ Jeffrey Sagansky               Chief Executive Officer, President and
-----------------------------      Director (Principal Executive Officer)                 February 18, 1999
Jeffrey Sagansky



/s/ Arthur D. Tek                  Vice President, Chief Financial Officer and
-----------------------------      Director (Principal Financial Officer)                 February 18, 1999
Arthur D. Tek



/s/ Kenneth M. Gamache             Vice President and Controller
-----------------------------      (Principal Accounting Officer)                         February 18, 1999
Kenneth M. Gamache



/s/ Lowell W. Paxson               Chairman of the Board, Director                        February 18, 1999
-----------------------------
Lowell W. Paxson



/s/ William E. Simon, Jr.          Vice Chairman, Director                                February 18, 1999
-----------------------------
William E. Simon, Jr.



         SIGNATURES                                  TITLE                                       DATE
         ----------                                  -----                                       ----



                                            Co-President, Director                       February 18, 1999
-----------------------------
James B. Bocock



/s/ Bruce L. Burnham                        Director                                     February 18, 1999
-----------------------------
Bruce L. Burnham



                                            Director                                     February 18, 1999
-----------------------------
James L. Greenwald



                                                 INDEX TO EXHIBITS

      4.1   Certificate of Incorporation of the Registrant (1)

      4.2   Bylaws of the Registrant (2)

      4.3 Form of Stock Certificate for the Class A Common Stock of the Registrant (3)

      4.4   Paxson Communications Corporation 1998 Stock Incentive Plan (4)

      5.1   Opinion of Holland & Knight LLP

     23.1   Consent of Holland & Knight LLP (included in Exhibit 5.1)

     23.2   Consent of PricewaterhouseCoopers LLP

     24.1   Powers of Attorney (included on signature page)

-----------------------

(1) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

(2) Filed with the Registrant's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.

(3) Filed with the Registrant's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.

(4) Filed with the Registrant's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration Number 333-59641 and incorporated herein by reference.